UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 29, 2011

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2011, SMTC announced the planned retirements of the current chair of the Board of Directors, Wayne McLeod, and President and Chief Executive Officer, John Caldwell, effective March 31, 2011.

John Marinucci has indicated that his expected schedule will not allow him to commit the necessary time required to be an effective member of the SMTC board. As such, he will not be seeking re-election to the Board of Directors and will serve until his term ends on the 2011 Annual General Meeting, which is scheduled on June 8, 2011.

The Board has named Alex Walker as Chair of the Board of Directors, and has also appointed him to serve as Chair of the newly created Interim Office of the Chief Executive Officer. Director Claude Germain will also serve in the Interim Office of the Chief Executive Officer. Mr. Walker’s and Mr. Germain’s appointments are effective April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	SMTC CORPORATION

	By:	/S/ JANE TODD
	Name:	Jane Todd
	Title:	Chief Financial Officer